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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 2002


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


           Washington              0-26088               91-1744587
         (State or other         (Commission          (IRS Employer
         jurisdiction of         File Number)       Identification No.)
        incorporation or
          organization)

430 Olds Station Road, Third Floor, Wenatchee, WA             98801
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number,
including area code:                                     (509) 667-9600


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Item 4. Change in Registrant's Certifying Accountant

Previous Independent Accountant

On January 29, 2002, we dismissed KPMG LLP ("KPMG") as our independent accountant. KPMG has served as our independent accountant since 1998. The decision to change our independent accountant was recommended by our Finance and Audit Committee and approved by our Board of Directors.

In connection with the audits for the fiscal years ended May 31, 2000 and May 31, 2001, and through January 29, 2002, we had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

KPMG's report on our consolidated financial statements for the fiscal year ended May 31, 2001, contained a separate paragraph stating that: "[T]he Company has suffered recurring losses from operations and has a net capital deficiency at May 31, 2001, which raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty." This audit report also contained a separate paragraph stating that: "Because of the significance of the uncertainty discussed in the preceding paragraph, we are unable to express, and we do not express, an opinion on the accompanying 2001 consolidated financial statements."

KPMG's report on our consolidated financial statements for the fiscal year ended May 31, 2000, contained a separate paragraph stating that: "[T]he Company has suffered recurring losses from operations, which raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Except as specified above, KPMG's audit reports on our consolidated financial statements for the fiscal years ended May 31, 2000 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

We have provided KPMG with a copy of this disclosure, and we have requested that KPMG furnish us with a letter addressed to the Securities and Exchange Commission ("SEC"), stating whether it agrees with the above statements. A copy of KPMG's letter to the SEC, dated February 4, 2002, is filed as Exhibit 16 to this Form 8-K.

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New Independent Accountant

On January 30, 2002, we engaged Arthur Andersen LLP ("Arthur Andersen") as our independent accountant to audit our financial statements for the fiscal year ending May 31, 2002. The decision to engage Arthur Andersen was recommended by our Finance and Audit Committee and approved by our Board of Directors.

During our fiscal years ended May 31, 2000 and May 31, 2001, and through January 29, 2002, we have not consulted with Arthur Andersen regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor we considered in reaching a decision on an accounting, auditing, or financial reporting issue, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of either a disagreement or a reportable event.

Item 5. Other Events

On January 29, 2002, Charles A. Miracle, who had been Interim Chief Financial Officer and Treasurer of the Company since August 2001, was elected to the position of V.P. Finance and Chief Financial Officer. He will also continue as Treasurer. Prior to his appointment as Interim Chief Financial Officer and Treasurer, Mr. Miracle was employed as Corporate Controller of the Company since April 1998. Mr. Miracle is a certified public accountant and was employed by a public accounting firm from 1992 to 1998.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements

None required.

(b)  Pro Forma Financial Information

Not applicable.

(c)  Exhibits

The following is filed as an exhibit to this current report:

16 Letter from KPMG LLP to the SEC, dated February 4, 2002, regarding change in the Company's certifying accountant.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                                      By: /s/ Charles A. Miracle
                                          --------------------------------------
                                          Charles A. Miracle
                                          V.P. Finance & Chief Financial Officer

Dated: February 4, 2002

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                                  EXHIBIT INDEX

Exhibit
Number   Description

16 Letter from KPMG LLP to the SEC, dated February 4, 2002, regarding change in the Company's certifying accountant.

                                       5